POWER OF ATTORNEY

          Know all by these presents, that the undersigned Board of Directors (the "Board of Directors") of Goldman Sachs Princeton LLC (the "Managing Member") hereby constitute and appoint each of Joseph F.
Esposito, John V. Lanza, Janice A. Kioko, Ellen R. Porges and Howard B. Surloff, signing singly, the Managing Member's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the Managing Member, in the Managing Member's capacity as the managing member of Goldman Sachs Hedge Fund Partners, LLC (the "Fund"), Forms 3, 4, and 5 in accordance with
     Section 16(a) of the Securities Exchange Act of 1934, as amended and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the Managing Member and to execute any and all instruments (including a Form ID) which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the Managing Member, it being understood that the documents executed by such attorney-in-fact on behalf of the Managing Member pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

     The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The Board of Directors acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the Board of Directors, are not assuming, nor is the Fund assuming, any of the Managing Member's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

     This Power of Attorney shall remain in full force and effect until the Managing Member is no longer required to file Forms 3, 4, and 5 with respect to the Managing Member's holdings of and transactions in securities issued by the Fund, unless earlier revoked by the Board of Directors in a signed writing delivered to the foregoing attorneys-in-fact.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 16th day of June, 2004.

      /s/ George H. Walker                              /s/ Kent A. Clark
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                  Signature                              Signature

      /s/ George H. Walker                              /s/ Kent A. Clark
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                     Name                                  Name

      /s/ Hugh J. Lawson                                /s/ Tobin V. Levy
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                  Signature                              Signature

      /s/ Hugh J. Lawson                                /s/ Tobin V. Levy
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                     Name                                  Name